Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Recro Pharma, Inc. of our report dated May 27, 2015, relating to the combined financial statements of DARA which appears in Recro Pharma, Inc.’s Current Report on Form 8-K/A dated June 2, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 20, 2015